UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: 17 June 2010
(Date of earliest event reported)

D E E R E & C O M P A N Y
(Exact name of registrant as specified in its charter)

DELAWARE	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place Moline, Illinois 61265
(Address of principal executive offices and zip code)

(309) 765-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure

Deere & Company One John Deere Place, Moline, IL 61265 USA Phone: 309-765-8000 www.deere.com

DEERE INTERIM TIER 4 ENGINE SOLUTION & DEALER READINESS AND SUPPORT PLAN CONFERENCE CALL TO BE BROADCAST ON WEBSITE

MOLINE, IL -- (17 June 2010)  Deere & Company today said its Interim Tier 4 Engine Solution & Dealer Readiness and Support Plan conference call would be broadcast over the Internet on Thursday, 24 June, beginning at 9:00 a.m. central time.

During the call, John Deere product technology experts will explain how equipment with advanced exhaust gas recirculation (EGR) engines will operate to bring world-class productivity and complete-fluid efficiency to customers.

In addition, John Deere will review a fully integrated dealer readiness plan using advanced diagnostic tools through ServiceADVISOR™. Dealers are well-equipped to work individually with customers to optimize machinery use, fluid efficiency, and overall machinery productivity based on specific tasks.

The conference call can be accessed at www.JohnDeere.com/IT4Webcast. The recorded call will be available on the Deere website for a period of time afterward.

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John Deere (Deere & Company - NYSE: DE) is the world’s leading provider of advanced products and services for agriculture and forestry and a major provider of advanced products and services for construction, lawn and turf care, landscaping and irrigation. John Deere also provides financial services worldwide and manufactures and markets engines used in heavy equipment. Since it was founded in 1837, the company has extended its heritage of integrity, quality, commitment and innovation around the globe.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

	By:	/s/ Gregory R. Noe Gregory R. Noe, Secretary

Dated: June 17, 2010